General Engineering and Management Consulting Services Agreement

This letter of agreement is between Power Grow System Ltd. (the “Company”), doing business at 108 1533 Broadway St. Coquitlam, B.C and N.B. Machine Ltd., (the “Contractor”) doing business at 27 – 2351 Parkway Blvd. Coquitlam, BC.

The Company and the Contractor wish to enter into this Design, Mechanical Engineering and General Management contract for the operation of the Company’s Coquitlam manufacturing plant and place of business.

It is understood, agreed and relied upon that the contractor, in the performance of its duties and responsibilities described herein, will engage the services of Mr. Nick Brusatore (the “consultant”), and others when necessary to act as a design, production and quality control consultant relating to the designing, manufacturing, engineering and general management and administrative activities carried out in the Company’s manufacturing plant and place of Business.

Duties and Responsibilities of the Contractor and the Consultant:

1.	Design and engineer, as necessary, and oversee the development of new hydroponics plant growing equipment required for future development and growth of the Company.
2.
Research, select and test for functionality all mechanical, electrical and hydroponics parts and accessories to be utilized in the manufacturing of existing company’s hydroponics models and new models to be developed and manufactured by the Company in the future.

3.	Supervise and overview the manufacturing, packaging and shipping of the company’s hydroponics equipment and insure the application of quality standards in these operational processes.
4.
Act as the General Manager in charge of all corporate, accounting and office operation activities and provide reports to the company and its Board on a regular basis regarding progress as well as consult with company’s officials on general administrative, research and development and manufacturing operation matters.

5.	Maintain accurate data of all corporate, manufacturing, shipping and accounting activities.
6.
Maintain communication with Company’s Board of Directors and Company’s contracted and independent professional consultants to ensure an efficient Business operation and smooth flow and exchange of information.

7.
Devote sufficient time to the Business of the company and, when necessary, work additional hours for the performance of the services described herein. The contractor and the consultant as a representative for the company, shall provide the services in a proper, loyal, diligent, efficient, professional manner and, at all times, shall use his best efforts to maintain and promote the best interest of the company.

8.	During the Term of the Agreement the Contractor will act as Secretary and Treasurer of the Company.

(2)

Terms of the Agreement:

1.
Duration of this agreement shall be for a period of three years commencing on the 1st day of January 2003 and terminating on the 30tht day of Jan 2006. On the date of termination, the parties to this agreement will have the option to renew this agreement, for an unspecified additional term, according to the same terms and conditions described herein, or as they may be renegotiated by both parties to the agreement.

2.
The agreement may be terminated by either party, with cause, at any time or in the event the Contractor breach the terms and conditions described herein during the entire duration of the agreement by giving 30 days written notice.

Compensation:

1.	Compensation for the contractor services shall be CDN $4,500 a month, commencing on the effective date of this agreement and paid at the end of each month for the duration of the agreement.
2.
Additionally, The Company will provide the contractor with a Company’s leased vehicle and will reimburse the contractor for any reasonable expenses, relating to telephone, travel, courier incurred by him during the performance of his duties. Invoices for these expenses shall be submitted to the company on a monthly basis.

General conditions:

1.	This agreement evidences the entire agreement between the parties and cannot be changed, modified or altered without the written consent by both parties.
2.	This agreement shall inure for the benefit of both the undersigned parties and shall be governed and construed in accordance with the laws of the province of British Columbia

Signed, sealed and delivered on the 1st day of January 2003.

By:

Per:	”Jason Bleuler”	“Nick Brusatore”	“Nick Brusatore”

	Power Grow System Ltd.	N. B. Machine Ltd.	Nick Brusatore